Exhibit 99.1

Worldspan’s First Quarter 2004 Earnings Conference Call Reminder

ATLANTA, May 17, 2004 — Worldspan advises that its First Quarter 2004 Earnings Conference Call is scheduled for Tuesday, May 18, 2004 at 11:00 a.m. EDST.

This Earnings Conference Call will be available via Webcast accessible on the Company’s website at worldspan.com on the investor relations tab.  A replay of the Earnings Conference Call Webcast will be available online for 10 days from the date of the call.

About Worldspan

Worldspan is a leader in travel technology services for travel suppliers, travel agencies, e-commerce sites and corporations worldwide.  Utilizing some of the fastest, most flexible and efficient networks and computing technologies, Worldspan provides comprehensive electronic data services linking approximately 800 travel suppliers around the world to a global customer base.  Worldspan offers industry-leading Fares and Pricing technology such as Worldspan e-Pricing®, hosting solutions, and customized travel products.  Worldspan enables travel suppliers, distributors and corporations to reduce costs and increase productivity with technology like Worldspan Go!® and Worldspan Trip Manager®.  Worldspan is headquartered in Atlanta, Georgia.  Additional information is available at worldspan.com.

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CONTACT:  Carla Harris, Worldspan, 770-563-7459, e-mail:  carla.harris@worldspan.com